Exhibit 99.1 to Form 3
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                             Joint Filer Information
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Name of Joint Filer:                            The Bear Stearns Companies Inc.

Address of Joint Filer:                         383 Madison Avenue
                                                New York, NY   10179

Relationship of Joint Filer to Issuer:          10% Owner

Issuer Name and Ticker or Trading Symbol:       Cleco Corporation (CNL)

Date of Event Requiring
Statement (Month/Day/Year):                     1/12/2004

Designated Filer:                               Bear, Stearns & Co. Inc.



SIGNATURE:

THE BEAR STEARNS COMPANIES INC.


By: /s/ Kenneth L. Edlow
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    Name: Kenneth L. Edlow
    Title: Secretary


March 4, 2004
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Date